UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2008

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

650 Gateway Boulevard
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 16, 2008, Anesiva, Inc. (the "Company") notified the Nasdaq Stock Market ("Nasdaq") that Thomas J. Colligan and Carter H. Eckert had resigned from the Board of Directors of the Company (the "Board of Directors"), and that as a result of Mr. Colligan's and Mr. Eckert's resignation and the resulting vacancies on the Audit Committee of the Board of Directors (the "Audit Committee"), the Company is no longer in compliance with Nasdaq Marketplace Rule 4350(d). Nasdaq's Marketplace Rule 4350(d) requires, among other things, that the Company's Audit Committee has at least three members.

On December 17, 2008, the Company received a notification from Nasdaq that the Company is no longer in compliance with Nasdaq Marketplace Rule 4350(d). The Board of Directors is currently considering candidates who will qualify to serve on the Audit Committee to replace Mr. Colligan and Mr. Eckert.

On December 19, 2008, the Board appointed Rodney A. Ferguson as a member of the Audit Committee. Dr. Ferguson has served as the Company's Chairman of the Board since November 2000. There is no arrangement or understanding between Dr. Ferguson and any other person pursuant to which Dr. Ferguson was appointed as a member of the Audit Committee.

On December 19, 2008, the Company notified Nasdaq of Dr. Ferguson's appointment to the Audit Committee and believes that it is eligible for the cure period provided in Marketplace Rule 4350(d)(4)(B).

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2008, Thomas J. Colligan and Carter H. Eckert tendered their resignations from the Board of Directors and all committees thereof, effective immediately. Mr. Colligan served as chairman of the Audit Committee of the Board and Mr. Eckert served on the Audit Committee of the Board. On December 16, 2008, James A. Harper and Robert L. Zerbe tendered their resignations from the Board of Directors and all committees thereof, effective immediately. Mr. Harper and Dr. Zerbe served on the Compensation Committee of the Board. On December 19, 2008, James N. Campbell tendered his resignation from the Board of Directors and all committees thereof, effective immediately.

The directors' resignations are not the result of any disagreement with the Company or any matter relating to the Company's operations, policies, or practices.

The press release announcing the departure of directors and the notification from Nasdaq is filed as Exhibit 99.1 hereto.

Item 8.01.    Other Events

On December 16, 2008, the Company announced that the ACTIVE-2 Phase 3 clinical trial evaluating Adlea, a formulation of capsaicin, met its primary endpoint of reducing post-surgical pain versus placebo (p=0.03) following total knee replacement surgery at four to 48 hours post-surgery. The trial also achieved a key secondary endpoint of reducing opioid use for Adlea versus placebo (p=0.005). The press release announcing the clinical trial results is filed as Exhibit 99.2 hereto.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit
Number                 Description

99.1                 Press Release, dated December 18, 2008, "Anesiva Announces Changes to its Board of Directors and Receives Notification from Nasdaq."

99.2                 Press Release, dated December 16, 2008, "Anesiva Phase 3 Trial of Adlea Meets Primary Endpoint to Significantly Reduce Pain After Total Knee Replacement Surgery."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: December 19, 2008	By:	/s/ Jean-Frederic Viret
Jean-Frederic Viret
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.2	Press release, dated December 16, 2008, "Anesiva Phase 3 Trial of Adlea Meets Primary Endpoint to Significantly Reduce Pain After Total Knee Replacement Surgery."
EX-99.1	Press Release, dated December 19, 2008, "Anesiva Announces Changes to its Board of Directors and Receives Notification from Nasdaq."